As filed with the Securities and Exchange Commission on May 20, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

UCLOUDLINK GROUP INC.

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

Unit 2214-Rm1, 22/F, Mira Place Tower A

132 Nathan Road, Tsim Sha Tsui

Kowloon, Hong Kong

+852 2180-6111

(Address of Principal Executive Offices and Zip Code)

Amended and Restated 2019 Share Incentive Plan

(Full title of the plan)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

+1 800-221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Copies to:

Yimeng Shi Chief Financial Officer UCLOUDLINK GROUP INC. Unit 2214-Rm1, 22/F, Mira Place Tower A 132 Nathan Road, Tsim Sha Tsui Kowloon, Hong Kong Tel: +852 2180-6111	Shu Du, Esq. Skadden, Arps, Slate, Meagher & Flom LLP c/o 42/F, Edinburgh Tower, The Landmark 15 Queen’s Road Central, Hong Kong +852-3740-4700

EXPLANATORY NOTE

This registration statement (the “Registration Statement”) on Form S-8 is being filed by UCLOUDLINK GROUP INC. (the “Registrant”) for the purpose of registering 78,354,043 additional Class A ordinary shares, par value US$0.00005 per share, issuable under the Amended and Restated 2019 Share Incentive Plan (the “Plan”), previously known as the 2019 Share Incentive Plan. The Registrant previously filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-8 (File No. 333-250156) on November 18, 2020, as amended by Post-Effective Amendment No. 1 to Form S-8 filed with the Commission on January 23, 2025, with respect to the Plan (the “Prior Registration Statement”). These 78,354,043 additional Class A ordinary shares are shares reserved for future award grands under the Plan pursuant to the evergreen provision of the Plan. The Registration Statement relates to the securities of the same class as that to which the Prior Registration Statement relates and is submitted in accordance with General Instruction E to Form S-8 regarding registration of additional securities. In accordance with such instruction, except as otherwise set forth below, the contents of the Prior Registration Statement relating to the Plan are incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents previously filed by the Registrant with the Commission are incorporated by reference herein:

a)	The Registrant’s registration statement on Form S-8 (File No. 333-250156), filed with the Commission on November 18, 2020 and Post-Effective Amendment No. 1 to such registration statement filed with the Commission on January 23, 2025;

b)	The Registrant’s annual report on Form 20-F (File No. 001-39302) for the year ended December 31, 2024, filed with the Commission on March 27, 2025;

c)	All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2024; and

d)	The description of the Registrant’s Class A ordinary shares incorporated by reference in the Registrant’s registration statement on Form 8-A (File No. 001-39302) filed with the Commission on May 29, 2020, including any amendment and report subsequently filed for the purpose of updating that description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.  Any statement in a document incorporated or deemed to be incorporated by reference in this registration statement will be deemed to be modified or superseded to the extent that a statement contained in this registration statement or in any other later filed document that also is or is deemed to be incorporated by reference modifies or supersedes such statement.  Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to be a part of this registration statement.

Item 8. Exhibits

See the Index to Exhibits attached hereto.

EXHIBIT INDEX

Exhibit Number	Description

4.1	Sixth Amended and Restated Memorandum and Articles of Association of the Registrant (incorporated herein by reference to Exhibit 3.2 to the registration statement on Form F-1, as amended (File No. 333-237990))

4.2	Registrant’s Specimen Certificate for Class A Ordinary Shares (incorporated herein by reference to Exhibit 4.2 to the registration statement on Form F-1, as amended (File No. 333-237990))

4.3	Deposit Agreement dated June 10, 2020, among the Registrant, the depositary and the holders and beneficial owners of American Depositary Shares issued thereunder (incorporated herein by reference to Exhibit 4.3 to the registration statement on Form S-8 filed with the Securities and Exchange Commission on November 18, 2020 (File No. 333-250156))

5.1*	Opinion of Maples and Calder (Hong Kong) LLP, Cayman Islands counsel to the Registrant, regarding the legality of the Ordinary Shares being registered

10.1	Amended and Restated 2019 Share Incentive Plan (incorporated herein by reference to Exhibit 4.2 to the annual report on Form 20-F filed by the Registrant with the Securities and Exchange Commission on April 27, 2022)

10.2	Amendment No. 1 to the Amended and Restated 2019 Share Incentive Plan (incorporated herein by reference to Exhibit 10.4 from the Post-Effective Amendment No. 1 to the registration statement on Form S-8 filed with the Securities and Exchange Commission on January 23, 2025 (File No. 333-250156))

23.1*	Consent of Audit Alliance LLP, an independent registered public accounting firm

23.2*	Consent of Maples and Calder (Hong Kong) LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on the signature page hereto)

107*	Filing Fee Table

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong on May 20, 2025.

UCLOUDLINK GROUP INC.

By:	/s/ Chaohui Chen
	Name:	Chaohui Chen
	Title:	Director and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Chaohui Chen and Yimeng Shi with full power to act alone, as his or her true and lawful attorney-in-fact, with the power of substitution, for and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities on May 20, 2025.

Signature	Title

/s/ Chaohui Chen	Director and Chief Executive Officer
Chaohui Chen	(Principal Executive Officer)

/s/ Zhiping Peng	Chairman of the Board of Directors
Zhiping Peng

/s/ Hope Ni	Independent Director
Hope Ni

/s/ Ying Kong	Independent Director
Ying Kong

/s/ Yimeng Shi	Chief Financial Officer
Yimeng Shi	(Principal Financial and Accounting Officer)

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of UCLOUDLINK GROUP INC. has signed this registration statement or amendment thereto in New York, New York on May 20, 2025.

Authorized U.S. Representative
Cogency Global Inc.

By:	/s/ Colleen A. De Vries
	Name:	Colleen A. De Vries
	Title:	Senior Vice President